UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA		02472
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 31, 2018, Bright Horizons Family Solutions LLC (the “Borrower”) and Bright Horizons Capital Corp. (“Holdings”), both wholly-owned subsidiaries of Bright Horizons Family Solutions Inc. (the “Company”), together with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, L/C issuer and assignee Lender (as defined therein) under Sections 2(b) and 3(b) thereof, each other Loan Party (as defined therein) party thereto, and the Lenders party thereto amended the Company’s existing senior secured credit facilities by entering into a Third Amendment to Credit Agreement (the “Third Amendment”), which amended that certain Credit Agreement, dated as of January 30, 2013, among the Borrower, Holdings, JPM, as administrative agent and L/C issuer, the lenders and the other parties party thereto from time to time (as amended and restated by the Incremental and Amendment and Restatement Agreement, dated as of November 7, 2016, as amended by the Amendment Agreement, dated as of May 8, 2017, as amended by the Amendment to the Credit Agreement, dated as of November 30, 2017, the “Existing Credit Agreement” and as further amended by the Third Amendment, the “Credit Agreement”).

Pursuant to the Third Amendment, among other changes, the Borrower reduced the applicable rates per annum for the term loan facility and the revolving credit facility by 25 basis points to, in the case of the term loans, the Eurocurrency Rate (as defined in the Credit Agreement) plus 1.75% or the Base Rate (as defined in the Credit Agreement) plus 0.75%, and, in the case of the revolving credit loans, the Eurocurrency Rate plus a range of 1.50% to 1.75% or the Base Rate plus a range of 0.50% to 0.75%, depending on the consolidated first lien net leverage ratio. The Eurocurrency Rate for the term loan facility continues to be subject to an interest rate floor of 0.75% and the Base Rate for the term loan facility continues to be subject to an interest rate floor of 1.75%. The term loan facility continues to have a maturity date of November 7, 2023 and the revolving credit facility continues to have a maturity date of July 31, 2022. The obligations under the Credit Agreement are secured by the same collateral and guaranteed by the same guarantors as under the Existing Credit Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Third Amendment to Credit Agreement, dated as of May 31, 2018, by and among Bright Horizons Family Solutions LLC, Bright Horizons Capital Corp., JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and assignee Lender under Sections 2(b) and 3(b) thereof, each other Loan Party, and the Lenders as parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

Date: June 4, 2018	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer